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                                               Filed Pursuant to Rule 424(b)(4)
                                                     Registration No. 333-76144


                              PROSPECTUS SUPPLEMENT
                                       to
           Prospectus dated February 19, 2002 and supplemented by the
          Prospectus Supplements, dated March 13, 2002, April 22, 2002,
           April 25, 2002, April 30, 2002, May 13, 2002, May 17, 2002,
            November 14, 2002, November 21, 2002, November 22, 2002,
             December 5, 2002, December 20, 2002, January 13, 2003,
    January 14, 2003, January 27, 2003, February 5, 2003 and April 1, 2003.

                                       of

                                  FINDWHAT.COM


         Alan Cohen ("Mr. Cohen") sold the following number of shares of our common stock on the following dates at the per share prices set forth below:

o        3,500 shares at $10.25 per share on March 28, 2003;
o        2,500 shares at $10.72 per shares on April 1, 2003;
o        3,000 shares at $10.06 per shares on April 2, 2003; and
o        2,500 shares at $10.28 per share on April 3, 2003.

These sales was effected by Westminster Securities Corporation, as agent, at a total commission charge of $460. Immediately following these sales, Mr. Cohen beneficially owned 25,000 shares of our common stock.

         On April 7, 2003, the closing price per share of our common stock on the Nasdaq SmallCap Market was $10.35.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            The date of this Prospectus Supplement is April 8, 2003.